                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this
"Agreement") is entered into as of September 9, 1998 by and among NATIONSRENT, INC., a Delaware corporation ("Nations"); RAY L. O'NEAL, INC., a Texas corporation ("RLOI"); ARENCO, L.L.C., a Texas limited liability company ("ALLC")(RLOI and ALLC may be referred to collectively as the "Company"); and DON R. O'NEAL, a resident of the State of Texas ("DRO"); ELIZABETH M. O'NEAL, a resident of the State of Texas ("EMO"); RAY L. O'NEAL, Co-Trustee of the O'Neal Revocable Trust dated December 29, 1987 and a resident of the State of Texas ("TRLO"); and ELLEN M. O'NEAL, Co-Trustee of the O'Neal Revocable Trust dated December 29, 1987 and a resident of the State of Texas ("TEMO") (each, a "Shareholder" and collectively, the "Shareholders"). Certain other capitalized terms used herein are defined in ARTICLE XI and throughout this Agreement. Nations, Company and Shareholders, may be referred to collectively as the "parties."

                                    RECITALS

         The Company owns and operates a construction equipment rental business in the state of Texas (the "Business"). Nations desires to purchase and the Company desires to sell, all of the assets, properties and business of the Company (the "Acquisition") on the terms and subject to the conditions set forth in this Agreement. DRO, EMO, TRLO and TEMO are shareholders of RLOI. DRO and EMO are shareholders of ALLC.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

         1.1 PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in ARTICLE III), the Company will sell, convey, transfer, assign and deliver to Nations (or one or more of its assignees) all of its right, title and interest in and to its assets, properties and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (except those assets of the Company which are specifically excluded as provided in SECTION 1.2 hereof) as shall exist on the Closing Date (as defined in ARTICLE III), whether or not appearing on the Current Balance Sheet (as defined in SECTION 5.7) (collectively, the "Purchased Assets"), free and clear of any Lien (as defined in SECTION 11.1) other than as permitted herein. Without limiting the generality of the foregoing, the Purchased Assets shall include, but not be limited to, the following:

                  (a) INVENTORY OF RENTAL EQUIPMENT. All inventory of rental equipment owned, leased or held under rental purchase options by the Company, as more particularly described on SCHEDULE 1.1(a) attached hereto;

                  (b) INVENTORY OF MERCHANDISE. All inventory of merchandise held for sale and owned by the Company, as set forth on SCHEDULE 1.1(b) attached hereto;

                  (c) OTHER TANGIBLE PERSONAL PROPERTY. All machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles, computer equipment, computer software and any other fixed assets owned or leased by the Company, as more particularly described on SCHEDULE 1.1(c) attached hereto not related to the Excluded Assets;

                  (d) CUSTOMER ACCOUNTS. All of the customer accounts and customer account contracts (the "Customer Contracts") of the Company, as previously provided to Nations;

                  (e) ASSUMED CONTRACTS. All of the interest, rights and benefits accruing to the Company under any dealer, franchise, sales or service agreements or any other Contracts (as defined in SECTION 12.1) to which the Company is a party and which are set forth on SCHEDULE 1.1(e) attached hereto (the "Assumed Contracts");

                  (f) CASH AND CASH EQUIVALENTS. All cash and cash equivalents and investments, whether short-term or long-term, of the Company, including without limitation, bank accounts, certificates of deposit, treasury bills and securities;

                  (g) PREPAYMENTS. All prepaid and deferred items of the Company, including without limitation, prepaid rentals, insurance, taxes and unbilled charges and deposits relating to the operations of the Company;

                  (h) RECEIVABLES. All receivables of the Company, including without limitation all trade accounts receivables, notes receivable, receivables arising as a result of contracts in transit and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of the Company and not related to the Excluded Assets, as set forth on
SCHEDULE 1.1(h) hereto;

                  (i) EQUIPMENT LEASES. All of the interest of and the rights and benefits accruing to the Company as lessee under leases of machinery, vehicles, equipment, tools, furniture and fixtures and other fixed assets ("Equipment Leases"), as more particularly described on SCHEDULE 1.1(i) attached hereto;

                  (j) INTANGIBLE PROPERTY. All of the proprietary rights of the Company, including without limitation all trademarks, trade names, patents, patent applications, licenses thereof, trade secrets, computer software, slogans, copyrights, processes, operating rights, other licenses and



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permits and other similar intangible property and rights relating to the
Business, and all goodwill developed through the use of such property and rights (collectively, "Intellectual Property"), as more particularly described on
SCHEDULE 1.1(j) attached hereto;

                  (k) LICENSES AND PERMITS. To the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business;

                  (l) BOOKS, RECORDS AND OTHER ASSETS. All operating data and records of the Company, including without limitation, customer lists and records, financial, accounting and credit records, correspondence, budgets and other similar documents and records, and all of the Company's telephone and telecopier numbers, and post office boxes; and

                  (m) REAL PROPERTY. All of the interests, rights and benefits accruing to the Company as lessee under the Real Property Leases (as defined in SECTION 5.12).

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in SECTION 1.1, the Purchased Assets shall exclude the following assets of the
Company: (i) the Purchase Price (as defined in SECTION 2.1) and other rights of the Company under this Agreement; (ii) the corporate minute books and stock records of the Company; (iii) that certain real property and fixtures known as "Store #2", whose address is 4001 Highway 377 South, Fort Worth, Texas as more fully set forth on SCHEDULE 1.2(iii); and (iv) the assets listed on SCHEDULE
1.2 (iv) hereto, and (vi) any proceeds or receivables related to the foregoing.

         1.3 ASSIGNMENT OF CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Nations thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Company thereunder so that Nations would not in fact receive all such rights, the Company shall reasonably cooperate with Nations to the extent necessary to provide for Nations the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including subcontracting all rights and obligations thereunder to Nations and enforcement for the benefit of Nations of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise to the fullest extent permitted by law or agreement.




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                                   ARTICLE II

                       PURCHASE PRICE; ASSUMED LIABILITIES


         2.1 PURCHASE PRICE.

         (a) The initial consideration that will be paid by Nations to the Company in exchange for the Purchased Assets (the "Initial Purchase Price") shall be equal to One Hundred Ninety Million Dollars ($190,000,000.00), MINUS
(i) that number equal to all Indebtedness assumed or paid by Nations at the Closing , PLUS (ii) Three Million One Hundred Thousand Dollars ($3,100,000.00) representing increases in Indebtedness resulting from purchases of new equipment made subsequent to June 30, 1998 and through the Closing Date (collectively items (i) and (ii) are referred to herein as the "Purchase Price Adjustment.") The Initial Purchase Price plus the Contingent Payment, as defined in SECTION 2.1(b)(iv), shall be defined as the "Purchase Price."

         (b) The Purchase Price shall be payable as follows:

                  (i) Nations shall pay to the Company at Closing, by wire transfer of immediately available funds, the Initial Purchase Price, (A) MINUS Fifty Million Dollars ($50,000,000.00) (the Promissory Note as defined in
                           SECTION 2.1(b)(ii)), and (B) MINUS Twenty-Eight Million One Hundred Thousand Dollars ($28,100,000.00) (the Short Term Promissory Note as defined in SECTION 2.1(b)(iii)) (the "Cash Proceeds"); and

                  (ii) Nations shall deliver to the Company at Closing a six-year subordinated, 6% promissory note of Nations, in the principal amount equal to Fifty Million Dollars ($50,000,000.00) in the form of EXHIBIT A-1 attached hereto (the "Promissory Note").

                  (iii) Nations shall deliver to the Company at Closing a four year subordinated, 8% promissory note of Nations, in the principal amount equal to Twenty-Eight Million One Hundred Thousand Dollars ($28,100,000.00), in the form of EXHIBIT A-2 attached hereto (the "Short Term Promissory Note").

                  (iv) The Contingent Payment (as defined below) shall be paid by Nations on February 15, 2000 so long as A-1/Nations' Earnings (as defined below) for the year-ended December 31, 1999 (the "Measurement Period") are equal to or exceed Thirty Million Dollars ($30,000,000) (the "Threshold Figure"); PROVIDED THAT, when computing the Threshold Figure no more than Three Million Five Hundred Thousand Dollars ($3,500,000) of net EBITDA earnings from the sale of used equipment may be included in the Threshold Figure during the Measurement Period. "A-1/ Nations' Earnings" shall be



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                           defined to mean the earnings before interest, taxes,
                           depreciation and amortization, calculated in accordance with GAAP ("EBITDA") of Nations in the Market Area, EXCLUDING any EBITDA of Nations associated with operations existing prior to September 1, 1998 in the Market Area, and INCLUDING EBITDA from other rental operations acquired by Nations in the Market Area during the Measurement Period. The computation of EBITDA shall NOT include
                           (i) any losses from facilities opened by Nations or the Company in the Market Area that have been in operation less than twenty-four (24) months prior to December 31, 1999, (ii) corporate assessments from Nations to the Market Area during the Measurement Period, and (iii) overhead expenses in the Market Area, if any, attributable to serving as a Nations regional headquarters during the Measurement Period. The Contingent Payment shall be defined and payable as follows:

                                    (a)      Ten Million Dollars
                                             ($10,000,000.00) paid in cash; and

                                    (b)      An aggregate number of shares of
                                             Nations Common Stock determined by
                                             dividing (x) Ten Million Dollars
                                             ($10,000,000.00); by (y) the lower
                                             of:

                                            (i)      the average closing price
                                                     of a share of Nation's
                                                     Common Stock on the NYSE
                                                     for the ten (10)
                                                     consecutive trading days
                                                     which precede February 15,
                                                     2000, as reported (absent
                                                     manifest error in the
                                                     printing thereof) by the
                                                     Wall Street Journal
                                                     (Eastern Edition); or

                                            (ii)     the average closing price
                                                     of a share of Nations
                                                     Common Stock on the NYSE
                                                     for the sixty (60)
                                                     consecutive trading days
                                                     which precede February 15,
                                                     2000, as reported (absent
                                                     manifest error in the
                                                     printing thereof) by the
                                                     Wall Street Journal
                                                     (Eastern Edition).

         2.2 PURCHASE PRICE ADJUSTMENT. At least three (3) days prior to the Closing, Nations and the Company shall estimate by mutual agreement the amount of the Purchase Price Adjustment as of the Closing Date (which estimated amount is referred to herein as the "Estimated Amount"). Within sixty (60) business days after the Closing Date, Nations shall prepare and deliver to the Company a determination (the "Determination") of the actual amount of the Purchase Price Adjustment as of the Closing Date (which actual amount is referred to herein as the "Actual Amount") including the basis for such Determination. If, within thirty (30) business days after the date on which a Determination is delivered to the Company, the Company shall not have given written notice to Nations setting forth in detail any objection of the Company to such Determination, then such Determination shall be final and binding on the parties hereto. In the event the Company


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had given written notice of any objection to such Determination within such
30-day period, Nations and the Company shall use all reasonable efforts to resolve the dispute within thirty (30) business days following the receipt by Nations of the written notice from the Company. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a mutually agreeable "big 5" accounting firm (other than Arthur Andersen) for determination of the Actual Amount which shall be final and binding upon Nations and the Company. Nations shall be solely responsible for the fees and expenses charged by the mutually selected accounting firm in connection with the resolution of any such dispute. Upon the final determination of the Actual Amount, if the Actual Amount is (i) greater than the Estimated Amount, the amount of the difference shall be paid by the Company to Nations within five (5) business days from the final determination, or (ii) less than the Estimated Amount, the amount of the difference shall be paid by Nations to the Company within five (5) business days of the final determination.

         2.3 ASSUMED LIABILITIES. As of the Closing, Nations shall assume and agree to pay, discharge and perform when lawfully due (provided that Nations reserves all rights to seek indemnification pursuant to ARTICLE X hereof), all of the obligations, duties and liabilities of the Company (the "Assumed Liabilities") with respect to the following: (a) all of the obligations, duties and liabilities of the Company accruing from and after the Closing Date with respect to the Customer Contracts, the Assumed Contracts and the Indebtedness, as defined in Section 5.9 below; (b) increases in indebtedness resulting from incremental purchases of new equipment subsequent to June 30, 1998; (c) current liabilities of the Company as reflected on the Current Balance Sheet (excluding all Tax accruals and the current portion of long term Indebtedness) and as accrued since the date of the Current Balance Sheet until the Closing Date, which have been incurred in the ordinary course of business (excluding notes payable not constituting Indebtedness hereunder); and (d) with respect to or arising out of any employee benefit plans or any other plans or arrangements for the benefit of any employees of the Company only to the extent set forth on
SCHEDULE 2.3. Notwithstanding the foregoing, Nations will not assume any Excluded Liabilities as defined below and Nations agrees to pay at Closing those obligations listed on SCHEDULE 2.3 (the "O'Neal Family Obligations").

         2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the parties expressly agree that Nations shall not assume or otherwise become liable for any other obligations or liabilities of the Company or any of the following liabilities: (a) any liability or obligation relating to Taxes (as defined in SECTION 12.1) of the Company including the amount of the Tax accruals set forth in Section 2.3(c); (b) any liability or obligation relating to any default under any of the Assumed Liabilities to the extent such default existed prior to the Closing; (c) any liability or obligation (which is not an assumed liability), whether in tort, contract or for violation of any law, statute, rule or regulation by the Company or the Shareholders or any officer, director, employee or agent of the Company, that arises out of or results from any act, omission, occurrence or state of facts prior to the Closing; (d) any liability or obligation of the Company and the Shareholders with respect to the Excluded Assets; and (e) any liability or obligation (which is not an assumed liability) of the Company, the Shareholders or any of their Affiliates, whether by contract, pursuant to law, or otherwise. The liabilities not assumed by Nations hereunder, including the liabilities enumerated above, are referred to herein as the "Excluded Liabilities".



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



         2.5 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Nations of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third party against Nations or the Company as compared to the rights and remedies which such third party would have had against the Company had Nations not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Nations of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.6 ALLOCATION OF PURCHASE PRICE. The parties hereto intend that the transactions contemplated by this Agreement shall be treated for tax purposes as a taxable purchase under the Code. The parties agree that the fair market value of the Company's fixed assets is, and the allocation of the purchase price to the Company's fixed assets as reflected on the Company balance sheet dated June 30, 1998 for tax purposes will be $37,440,000.00 and $4,780,000.00, for RLOI and
ALLC, respectively, increased by the cost of fixed assets acquired after June 30, 1998, and decreased by the net book value of fixed assets disposed of after June 30, 1998, which allocation shall be set forth in SCHEDULE 2.6 to be attached at Closing. The parties agree to allocate the Purchase Price among such Purchased Assets in a manner consistent with the requirements set forth in the Code, including Code Section 1060, and the Treasury regulations promulgated thereunder. In addition, it is agreed that such allocation will be binding on both parties for federal income tax purposes in connection with this purchase and sale of the Purchased Assets, and will be consistently reflected by each party on their respective federal income tax returns. The parties agree to prepare and timely file all applicable Internal Revenue Service forms, including Form 8594 (Asset Acquisition Statement) and other governmental forms, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof. The parties agree that the Purchase Price shall be allocated eighty-five percent (85%) and fifteen percent (15%) to RLOI and ALLC, respectively.

                                   ARTICLE III

                                     CLOSING

         3.1 TIME AND PLACE. Subject to and after fulfillment or waiver of the conditions set forth in ARTICLE VIII and ARTICLE IX of this Agreement, the Closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on a date selected by Nations within five (5) business days after satisfaction or waiver of the conditions, at the offices of Nations' counsel in Ft. Lauderdale, Florida. The date on which the Closing occurs shall be referred to herein as the "Closing Date". The parties agree to use all reasonable effort to close the transaction contemplated by this Agreement on or about October 23, 1998. Without affecting the representations and warranties in ARTICLE V hereof, following the Closing, for financial accounting purposes, all benefits and risks of ownership of the Purchased Assets and the assumption of the Assumed Liabilities shall be deemed to have passed to Nations as of 12:01 am, Eastern Standard Time, on October 1, 1998.




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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NATIONS

         As a material inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Nations makes the following representations and warranties to the Company and the Shareholders:

         4.1 CORPORATE STATUS. Nations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Nations and/or its wholly owned subsidiary ("Nations Texas Opco") shall be at the time of Closing, if required by applicable law, legally qualified to transact its business as a foreign corporation in the state of Texas. Neither Nations nor Nations Texas Opco shall be a corporation domiciled in the State of Texas.

         4.2 PROSPECTUS. The financial statements presented in the Nations' prospectus dated August 7, 1998, compiled at the time filed in all material respects with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and include a fair representation of the financial position of Nations in accordance with GAAP.

         4.3 CORPORATE POWER AND AUTHORITY. Nations has the corporate power and authority to execute and deliver this Agreement, the Employment Agreement, the Registration Rights Agreement, the Leases, and the Assignment and Assumption Agreement (collectively the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Nations has taken all action necessary to authorize the execution and delivery of the Transaction Documents, the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

         4.4 ENFORCEABILITY. This Agreement has been and at Closing each of the remaining Transaction Documents will be duly executed and delivered by Nations and this Agreement constitutes, and at closing each of the remaining Transaction Documents will constitute, the legal, valid and binding obligation of Nations, enforceable against Nations in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.5 NO COMMISSIONS. Except with respect to any finder's or broker's or agent's fees or commissions owed to any Nations' employee or consultant pursuant to the terms of any contract or agreement, Nations has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         4.6 PAYMENT UPON COMPLETION OF PUBLIC OFFERING. Nations has not entered into any promissory notes as the maker with an Equipment Business (as that term is defined in SECTION 7.7(a)



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



of this Agreement) as the payee with an obligation similar in form or substance to that obligation contained in SECTION 1.3 of the Short Term Promissory Note.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

         As a material inducement to Nations to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and each of the Shareholders, jointly and severally, make the following representations and warranties to Nations:

         5.1 CORPORATE STATUS. RLOI and ALLC are a corporation and a limited liability company, respectively, both duly organized, validly existing and in good standing under the laws of the State of Texas, and both have the requisite power and authority to own or lease their respective properties and to carry on their respective businesses as now being conducted. The Company is not legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         5.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver each of the Transaction Documents, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company has taken all action necessary to authorize the execution and delivery of each of the Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The Shareholders have the requisite competence, power and authority to execute and deliver each of the Transaction Documents, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         5.3 ENFORCEABILITY. This Agreement has been and each of the remaining Transaction Documents shall be at Closing duly executed and delivered by the Company and the Shareholders, and this Agreement constitutes, and at Closing each of the remaining Transaction Documents will constitute, the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 CAPITALIZATION. SCHEDULE 5.4 sets forth, with respect to the Company, (i) the number of authorized shares of each class of its capital stock and ownership interests, as applicable, and (ii)




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the number of issued and outstanding shares of each class of its capital stock or ownership interests, as applicable. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock) or ownership interests, as applicable. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Other than as set forth herein, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock or ownership interests, as applicable, of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock or ownership interests, as applicable. The Shareholders are the record and beneficial owner of all of such shares or ownership interests, as applicable, and the Shareholders own such shares and ownership interests free and clear of all Liens, restrictions and claims of any kind.

         5.5 NO VIOLATION. Except as set forth on SCHEDULE 5.5, the execution and delivery of the Transaction Documents by the Company and the Shareholders, the performance by the Company and the Shareholders of their respective obligations hereunder and thereunder and the consummation by the Company and the Shareholders of the transactions contemplated hereunder and thereunder will not
(i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against, the Company, the Shareholders or the Purchased Assets, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against, the Company, the Shareholders or the Purchased Assets,
(iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except as may be required under the HSR Act and any SEC and other filings required to be made by Nations.

         5.6 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         5.7 FINANCIAL STATEMENTS. RLOI has delivered to Nations (i) the reviewed financial statements of RLOI for the years ending December 31, 1996 and 1997, including the notes thereto (if applicable), reviewed by Stagg & Bedunah (the "RLOI Annual Statements'), and (ii) the unaudited interim financial statements of RLOI for the 6 month period ended June 30, 1998, including the notes thereto (if applicable) (collectively with the RLOI Annual Statements, the "RLOI Financial Statements"), copies of which are attached to SCHEDULE 5.7 hereto. ALLC has delivered to Nations (i) the unaudited financial statements of ALLC for the period ending December 31, 1996 and the year ending December 31, 1997, including the notes thereto (if applicable) prepared internally (the "ALLC



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Annual Statements"), and (ii) the unaudited interim financial statements of the
ALLC for the six (6) month period ended June 30, 1998, including the notes thereto (if applicable) (collectively with the ALLC Annual Statements, the "ALLC Financial Statements"), copies of which are attached to SCHEDULE 5.7 hereto. The RLOI Financial Statements and the ALLC Financial Statements maybe referred to as the Financial Statements. The balance sheets dated as of June 30, 1998 of RLOI and ALLC included in the Financial Statements are referred to herein as the "Current Balance Sheet." Subject to the limitations and qualifications set forth in SCHEDULE 5.7, the Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that such Financial Statements may not be accompanied by notes or other textual disclosure required by GAAP, and in the case of the interim statements for normal year end adjustments and the absence of footnotes. The books and records of the Company fully and fairly in all material respects reflect all transactions, properties, assets and liabilities of the Company. Except as set forth on SCHEDULE 5.7 there are no material extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a materially fair presentation of the financial information contained therein.

         5.8 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, the Company has operated in the ordinary course of business and has not: (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) except as set forth on SCHEDULE 5.8(iii), paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice, except as set forth on SCHEDULE 5.8(iv); (v) made or obligated itself to make capital expenditures in excess of $50,000 except in the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) other than amounts borrowed after June 30, 1998 to fund new equipment purchases or entered into any transaction or series of transactions involving in excess of $10,000.00 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby and as set forth on SCHEDULE 5.9; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000.00 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights except in the ordinary course having a value in excess of $10,000.00 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of

$10,000.00; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $1,000; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         5.9 LIABILITIES OF THE COMPANY; INDEBTEDNESS. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate. SCHEDULE 5.9 is a true and complete list of all Indebtedness of the Company, including the name of the lender, payoff amount, per diem interest and any prepayment penalties or premiums.

         5.10 LITIGATION. Except as set forth on SCHEDULE 5.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or to the knowledge of the Company or the Shareholders contemplated against, by or affecting, the Company, the Shareholders or the Purchased Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by the Company or the Shareholders to which the Company or the Shareholders are or were a party which have not been complied with in full which may have a Material Adverse Effect on the Company or the Purchased Assets.

         5.11 ENVIRONMENTAL MATTERS.

                  (a) The Company (as defined in clause (g) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings pending or threatened against or involving the Company, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operations of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any continuing obligation on Nations or the Company.

                  (c) The Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or operated by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the United States Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or operated by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) SCHEDULE 5.11(d) identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or operated by the Company which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Except as set forth on SCHEDULE 5.11(e), the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause
(g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or operated by the Company that are required to be registered under applicable Environmental Laws.

                  (f) SCHEDULE 5.11(f) identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws;

(iii) all material written communications between the Company, Ryder Truck Rental, Inc. and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or operated by the Company.

                  (g) For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Company" means the Company and any of its subsidiaries.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.


                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C.
         Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.
         Section 651, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, including without limitation, chemicals, compounds, by-products, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         5.12 REAL ESTATE. The Company will not own any parcels of real property on the Closing Date other than as set forth on SCHEDULE 1.2(iii). SCHEDULE 5.12 sets forth a list of all leases, licenses or similar agreements for the use or occupancy of real property to which the Company is a party ("Real Property Leases") copies of which have previously been furnished to Nations, in each case setting forth: (a) the lessor and lessee thereof and the date and term of each of such leases, (b) the legal description, if known, including street address, of each property covered thereby (the "Leased Premises"), and (c) a brief description (including size and function) of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such leases and there is no breach or anticipated breach by any other party to such leases. With respect to each of the Leased Premises: (i) the Company has valid leasehold interests or other rights of use and occupancy in the Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as do not affect the occupancy or uses of such properties; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are within the property setback and building lines of the respective property, are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's respective normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company' respective business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto and no such proceeding is contemplated by any Governmental

Authority; or (b) any special assessment which may affect any of the Leased Premises and no such special assessment is contemplated by any Governmental Authority.

         5.13 GOOD TITLE, ADEQUACY AND CONDITION OF ASSETS. The Company has, and at the Closing will have, good and marketable title to the Purchased Assets with full power to sell, transfer and assign the same, free and clear of any Liens other than the Indebtedness. The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such Business is currently being conducted. The Purchased Assets are in good operating condition and repair (in accordance with normal industry practices), normal wear and tear excepted, and have been maintained in accordance with all applicable material specifications and warranties, normal industry practice and normal wear and tear excepted. All inventory of rental equipment set forth on SCHEDULE 1.1(a) hereto shall consist of a quality and quantity usable, rentable, or saleable in the ordinary course of business of the Company, except for obsolete items and items of below-standard quality, all of which have been written off, written down or adequately reserved against as set forth on SCHEDULE 5.7 hereto to their net realizable value in the Current Balance Sheet. All inventory of merchandise shall consist of a quality and quantity usable, rentable, or saleable in the ordinary course of business of the Company, except for obsolete items and items of below-standard quality, provided such items shall not exceed One Hundred Thousand Dollars ($100,000.00) as of the Closing Date, notwithstanding any reserve against merchandise inventory as set forth on SCHEDULE 5.7. All such inventory not written off has been recorded at the lower of cost or net realizable value, and depreciated consistent with the economic life of such inventory. The quantities of each item of such inventory are reasonable in the present circumstances of the Company.

         5.14 COMPLIANCE WITH LAWS. The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Purchased Assets, the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law. The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of the Business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         5.15 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 5.15 sets forth the name, address, social security number and current rate of compensation of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with its continued operations. Neither the

Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. Neither the Company nor any Shareholders are aware of any key employee or group of employees that has any plans to terminate his or their employment with the Company. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four (24) months prior to the date hereof. Except as set forth on
SCHEDULE 5.15, the Company is not a party or subject to any employment agreements, noncompete agreements or consulting agreements. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.

         5.16 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 5.16 sets forth a list of each Employee Benefit Plan (as defined below) of the Company. With respect to each Employee Benefit Plan of the Company: (i) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code;
(ii) no actions, suits, claims or disputes are pending or threatened; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction" has occurred within the meaning of ERISA or the Code; (vi) no such plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than rights that may be provided by law; (vii) no such plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code); (viii) except as set forth on SCHEDULE 5.16(viii), all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (ix) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company; (x) the Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to any group health plan within the meaning of Code Section 5000(b)(1); and (xi) the Company does not participate in, or have ever participated in, or have any withdrawal liability under ERISA with respect to, a "multiemployer plan" (as defined in Section 3(37) of ERISA). True and accurate copies of each Employee Benefit Plan of the Company, together with the most recent annual reports on Form 5500, all IRS favorable determination letters and summary plan descriptions for such plans have been furnished to Nations.

                  (b) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and exempt from federal income tax;
(ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iii) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

                  (c) Nations will not suffer any loss, cost or liability as a result of any claim that the Company, or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (0), has not complied with the provisions of paragraphs (a) and (b) above with respect to each Employee Benefit Plan maintained by any such entity.

                  (d) For purposes hereof, "Employee Benefit Plan" means any:
(i) employee pension benefit plan as defined in Section 3(2) of ERISA; (ii) multiemployer plan as defined in Section 3(37) of ERISA; (iii) employee welfare benefit plan as defined in Section 3(1) of ERISA; and (iv) any stock option, bonus, stock purchase, or insurance plan and any severance or termination pay plan or policy in which employees, spouses or dependents participate.

         5.17 TAX MATTERS. Except as set forth on SCHEDULE 5.17, all Tax Returns required to be filed prior to the date hereof with respect to the Company or its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company and the Business have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of the Company: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) except as set forth on SCHEDULE 5.17, the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; and (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets of the Company. No sales or use tax (other than sales tax on motor vehicles), non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by the Company or Nations by virtue of the transactions contemplated in this Agreement.

         5.18 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Closing, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. SCHEDULE 5.18 contains a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Nations), and identifies the insurer, type of coverage and policy period for each policy. During the three year period prior to the Closing Date, the Company has not made any claims under any of the Insurance Policies, and has suffered no losses that would give rise to any such claims, for an amount in excess of $10,000 except as set forth on SCHEDULE 5.18. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.19 RECEIVABLES. All receivables of the Company being transferred to Nations hereunder are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and ninety-five percent (95%) of the Receivables as of the Closing Date (notwithstanding any reserve for uncollectible receivables provided on SCHEDULE 5.7) will be collected in full in accordance with the terms of such receivables (and in any event within nine (9) months following the Closing), without setoff or counterclaims, as set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice.

         5.20 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operation of each of the Leased Premises, and SCHEDULE 5.20 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.21 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 5.21, the Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. No officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         5.22 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all Intellectual Property and has not granted any rights in or to the same or any third party. The Business as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. Other than payments under the Assumed Liabilities, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. The Company will not acquire any interest in any trade name or trademark similar to the trade names or trademarks transferred hereunder.

         5.23 CONTRACTS. SCHEDULE 5.23 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Material Contracts"), true, correct and complete copies (in the case of written Contracts) and summaries (in the case of oral Contracts) of which have been provided to Nations. The copy of each written Material Contract or summary of each oral Material Contract furnished to Nations is a true and complete copy of the document it purports to represent or summary, as the case may be, and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract, and all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this SECTION 5.23, Material Contracts shall include, without limitation, formal or informal, written or oral, in each case which is material to the business, assets, properties or prospects of the Company: (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person(s), or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide or purchase products or services for a period of one year or more;
(c) leases of real property and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of any of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company except in the ordinary course of business; (h) any non-competition agreements restricting the Company in any manner; and (i) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         5.24 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY AND THE SHAREHOLDERS. No statement or information made or furnished by the Company or the Shareholders to Nations or any of Nations' representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company or the Shareholders, contains or shall contain any untrue statement of fact or omits or shall omit any fact necessary to make the information contained therein not misleading. The Company and the Shareholders have provided Nations with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         5.25 CUSTOMERS. SCHEDULE 5.25 identifies the top 25 customers of the Company as of December 31, 1997. True, correct and complete copies of the form of the Company's standard customer contracts have been furnished by the Company to Nations. The Company has not violated any of the terms or conditions of any of its customer contracts, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder.

         5.26 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 5.26 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account, and the locations of all safe deposit boxes of the Company and the names of all persons authorized to have access to such safe deposit boxes.

         5.27 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 5.27. The Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business except as set forth on
SCHEDULE 5.27 or changed its principal place of business or chief executive office, within the past three (3) years.

         5.28 NO COMMISSIONS. Neither the Company nor any Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Nations: (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents; (b) issue or authorize the issuance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other ownership interest of the Company or any of its subsidiaries; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (d) transfer any of the outstanding shares of the Company's capital stock; (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (f) acquire (including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (g) except as set forth on SCHEDULE 5.9, incur any additional Indebtedness other than for amounts borrowed after June 30 ,1998, to fund incremental equipment purchases, in the ordinary course of business consistent with past practices;
(h) create Liens on any currently existing assets; (i) make (or commit to make) any capital expenditures in excess of $10,000 except in the ordinary course of business; (j) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity, except in the ordinary course of business consistent with past practice; (k) sell or dispose of any of its assets, other than in the ordinary course of business, consistent with past practice; (l) enter into, modify or terminate, any contract, other than in the ordinary course of business consistent with past practice; (m) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants except in the ordinary course of business; (n) pay, discharge or satisfy any existing claims, liabilities or obligations other than in the ordinary course of business consistent with past practice; (o) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any increase in the loss of customers; or (p) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in ARTICLE V untrue or incorrect. The Company shall give written notice to Nations promptly following the occurrence of any event which has had (or which is likely to have) an adverse effect upon its assets, business, operations, prospects, properties or condition (financial or otherwise).

                                   ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         7.1 FURTHER ASSURANCES; COMPLIANCE WITH COVENANTS. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in
ARTICLE VIII and ARTICLE IX. The Shareholders and the Company shall, and shall use reasonable efforts to cause the Company's accountants to, cooperate (such cooperation to include execution and delivery by the Shareholders and the Company of customary audit representation letters) with Nations accountants from time to time in connection with any audit of the assets, property and business of the Company acquired hereunder, including in connection with Nations initial public offering. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company and the Shareholders covenant and agree to deliver to Nations the certificates, opinions and other documents required to be delivered to Nations pursuant to ARTICLE VIII, and Nations covenants and agrees to deliver to the Company and the Shareholders the certificates and other documents required to be delivered to the Company and the Shareholders pursuant to ARTICLE IX.

         7.2 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the NYSE (or any exchange on which the Nations Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         7.3 HSR ACT AND OTHER ACTIONS. Each of the parties hereto shall (i) make promptly (and in no event later than ten (10) days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         7.4 NOTIFICATION OF CERTAIN MATTERS. The Company and the Shareholders shall give prompt notice to Nations of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         7.5 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Nations may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange.

         7.6 NO OTHER DISCUSSIONS. The Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company and the Shareholders will immediately notify Nations if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         7.7 RESTRICTIVE COVENANTS. In order to assure that Nations will realize the benefits of the transactions contemplated hereby, each of the Company and the Shareholders agree that it and they, as applicable, will not:

                  (a) for a period of five (5) years following the Closing Date (the "Noncompete Period"), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any company or business, engage in, or finance, or provide financial assistance with respect to, any business activity in the business of renting, selling, leasing, distributing, servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing, or construction customers (the "Equipment Business") in the United States, Puerto Rico or Canada (the "Territory"); PROVIDED, HOWEVER, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                  (b) during the Noncompete Period, directly or indirectly, (i) induce any customer acquired hereunder or any other customer of Nations or any of its subsidiaries, successors, or assigns (as used in this Section 7.7, the "Nations Companies") to patronize any business which is directly or indirectly in competition with the Equipment Business conducted by any of the Nations Companies; (ii) canvass, solicit or accept from any Person which is a customer of the Equipment Business conducted by any of the Nations Companies, any such competitive business; or (iii) request or advise any customer of the Equipment Business conducted by any of the Nations Companies to withdraw, curtail or cancel any such customer's business with the Nations Companies or their successors;

                  (c) during the Noncompete Period, directly or indirectly, employ any person who was employed by the Nations Companies, or in any manner seek to induce any employee of the Nations Companies to leave his or her employment; PROVIDED THAT, the Company and the Shareholders shall not be prohibited from employing Mike May, resident of the State of Texas, or relatives of the Shareholders in any business so long as that business is not an Equipment Business; and

                  (d) at any time following the Effective Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in their possession any of the Nations Companies' proprietary rights or records acquired hereunder, including, but not limited to, any customer lists.

The Company and the Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Nations Companies. The Company and the Shareholders agree and acknowledge that any breach of this Section will cause irreparable injury to the Nations Companies and upon any breach or threatened breach of any provision of this Section, the Nations Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; PROVIDED, HOWEVER, that this shall in no way limit any other remedies which the Nations Companies may have as a result of such breach, including the right to seek monetary damages. The parties hereto agree that Nations may assign, without limitation, the foregoing restrictive covenants to any successor to Nations' Equipment Business.

         7.8 CONTRACTS; CONSENTS. Without the consent of Nations, prior to the Closing, (i) the Company shall not terminate or otherwise modify or amend any of its Contracts, and (ii) the Company shall use its reasonable best efforts to obtain and receive consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person(s) from whom such consent or waiver is required under any Contract to which the Company or the Purchased Assets are bound (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real Property Leases) as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

         7.9 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. Nations shall be entitled to have conducted prior to the Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford Nations and Nations' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Company and the Shareholders shall provide Nations or its designated agents or consultants with the access to such property which Nations, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to Nations in its sole discretion, then Nations may, in addition to any other remedies available to it, elect not to close the transactions contemplated by this Agreement and to terminate this Agreement. Neither the due diligence investigation made by Nations in connection with the transactions contemplated hereby nor information provided to or obtained by Nations shall affect any representation or warranty in this Agreement. Nations' failure or decision not to conduct any such due diligence review or Environmental Assessment shall not affect any representation or warranty of the Company or the Shareholders under this Agreement.

         7.10 TRADING IN NATIONS COMMON STOCK. From the date of this Agreement until the Closing Date, the Company and the Shareholders (and any Affiliates thereof) shall not directly or indirectly purchase or sell (including short sales) any shares of Nations Common Stock in any transactions effected on NYSE or otherwise.

         7.11 SHAREHOLDERS VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the actions of the Company, and to the transactions, contemplated hereby, and waives notice of any meeting in connection therewith.

         7.12 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing, the Company shall request and deliver to Nations payoff and estoppel letters from all holders of any Indebtedness of the Company to be paid off on or prior to the Closing, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to Nations, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

         7.13 RECEIVABLES. At or prior to the Closing Date, the Company shall deliver to Nations a true, complete and correct list of all receivables to be transferred to Nations pursuant to Section 1.1(h). From and after the Closing, the Company shall cooperate with Nations upon Nations' request to notify each payor of any receivables of such transfer to Nations. The Company and the Shareholders hereby agree and acknowledge that any and all payments in respect of such receivables that are received by the Company or any Shareholders after the Closing shall be held in trust for the benefit of Nations and delivered to Nations as soon as practicable.

         7.14 TRANSACTION DOCUMENTS. DRO shall enter into a two (2) year employment agreement, the form of which is attached as EXHIBIT B-1, Ray L. O'Neal shall enter into a two (2) year employment agreement, the form of which is attached as EXHIBIT B-2, and the Company shall enter into the Assignment and Assumption Agreement, the form of which is attached as EXHIBIT C, and such other closing documents requested by Nations.

         7.15 AWARD OF OPTIONS. Nations shall grant to those individual employees of the Company listed on EXHIBIT D the number of options as provided therein, to purchase Nations common stock $.01 par value (the "Common Stock") at an exercise price equal to the closing price of the Common

Stock on the NYSE prior to the day of the grant which shall be the Closing Date. The options shall be issued in accordance with the terms of the Nations Stock Option Plan in effect at the time. The options shall vest during a four (4) year period after issuance, at a rate of twenty-five (25%) percent per year on each anniversary of the date of issuance.

         7.16 LEASES. Nations, the Company and the Shareholders (as applicable) shall at Closing enter into leases, the form of which is attached as EXHIBIT E, for each of the facilities of the Company together with that certain facility currently under construction in Waco, Texas and as set forth on SCHEDULE 7.16. Nations (or its designee) shall enter into the leases for an initial term of five (5) years at each facility listed on SCHEDULE 7.16, at lease rates for each premises to be mutually agreed to by the parties prior to Closing, with three, five year renewal options. The leases will be triple net leases and contain cross default provisions. The leases will also provide for a purchase option by Nations at the fair market value five years from inception of each lease and at the end of each renewal period. If during the term or any renewal term of the leases the Company or affiliate shall have received a bona fide arm's length offer to purchase the property which is acceptable to landlord from any third party the Company or affiliate shall send a notice to Nations. Nations shall have ten (10) business days to accept the offer in writing on the exact terms made by such third party. Any decision not to exercise such right shall not affect its right to purchase as provided in each lease.

         7.17 POST-CLOSING ACTIONS OF THE COMPANY. Within ten (10) days following the Closing, the Company shall change its name to a name that does not include the words "associate", "rental", "A-1 Rental", or "equipment" or any derivation thereof.

         7.18 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of Nations, the Company shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurance as may be required or appropriate to convey and transfer to and vest in Nations and protect its right, title and interest in all of the Purchased Assets and to carry out the transactions contemplated by this Agreement.

         7.19 EMPLOYEES. Nations agrees on the Closing Date to: (a) offer employment to substantially all of the Company's employees at the same wages with substantially similar benefits; PROVIDED, HOWEVER, that no third party beneficiary rights are meant to be created by the parties hereby which shall obligate Nations to employ, to pay a certain wage or to provide a specific benefit to any employee of the Company; (b) not to close a facility of the Company for 60 days after the Closing Date; (c) grant employees full credit for prior service with the Company for purposes of vesting only and not benefit accrual for all benefit plans, medical plans and severance plans; (d) grant employees accrued vacations and accrued sick leave, these benefits to remain consistent with the Company's past practices; (e) pay employees in fiscal year 1998 bonuses consistent with past practices of the Company; and (f) fund a 1998 contribution consistent with past practices of the Company to the "A-1 Rental Inc. 401(k) Profit Sharing Plan" and to the "A-1 Rental LLC 401(k) Profit Sharing Plan".

         7.20 UNDERGROUND STORAGE TANKS. The Company and/or the Shareholders agree to cause on or before December 31, 1998 all of the Underground Storage Tanks on SCHEDULE 5.11(e) which are located on premises listed on SCHEDULE 7.16 (collectively referred to as the "Company's Tanks") to be in compliance with any federal, state, local statute, law, ordinance, code, rule, regulation, order, ruling, or degree governing corrosion protection for Underground Storage Tanks (the "Post Closing Compliance Program"), including but not limited to: (i) 40 Code of Federal Regulations ("CFR") Section 280 (Underground Storage Tanks) Subpart B-UST Systems; (ii) 40 CFR 280.21 (items (i) and (ii) have an effective date of December 22, 1998),
(iii) 30 Texas Administrative Code Chapter 334 (including specifically but without limitation Section 334.44 TAC); and (iv) Texas Water Code 26 ((i), (ii),
(iii) and (iv) may be referred to collectively as the "Underground Storage Tank Laws"); PROVIDED THAT, in the event one or more Underground Storage Tanks fails where such failure was precipitated by the Post Closing Compliance Program, the Company and/or the Shareholders agree to pay for fifty percent (50%) of all costs associated with the removal and/or replacement of any Underground Storage Tanks. The Company and/or the Shareholders agree to pay Twenty-Five Thousand Dollars ($25,000.00) to Nations (upon Nations' written request) which will be applied by Nations towards those expenses incurred by Nations after the Closing to bring the Company's Tanks in compliance with the leak protection requirements contained in the Underground Storage Tank Laws. Notwithstanding anything contained in this Agreement, the provisions of Section 7.20 shall not be subject to the Indemnification Threshold.

                                  ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF NATIONS

         The obligation of Nations to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Nations:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for matters specifically permitted by or disclosed on any Schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Shareholders shall have delivered to Nations a certificate, dated as of the Closing Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change in the Purchased Assets or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the Purchased Assets or the Business, and (iii) none of the Purchased Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) and there shall have been delivered to Nations a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Shareholders.

         8.3 CORPORATE CERTIFICATE. The Company shall have delivered to Nations
(i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Texas as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         8.4 DELIVERY OF PURCHASED ASSETS. At the Closing, the Company shall duly execute and deliver to Nations (or its assignee) the Assignment and Assumption Agreement in the form attached hereto as EXHIBIT C, and such other instruments of transfer of title as are necessary to transfer to Nations (or its assignee) good and marketable title to the Purchased Assets free and clear of any Liens other than the Assumed Liabilities and Permitted Liens, and shall deliver to Nations (or its assignee) immediate possession of the Purchased Assets.

         8.5 OPINION OF COUNSEL. Nations shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholders, in form and substance acceptable to Nations, to the effect that:


                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) The Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to consummate the Acquisition and the other transactions contemplated hereby;

                  (c) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Company, or which questions the validity of this Agreement;

                  (d) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Company or the Shareholders pursuant to ARTICLE V of this Agreement;

                  (e) The execution and delivery of the Transaction Documents by the Company and the Shareholders, the performance by the Company and the Shareholders of their respective obligations hereunder and thereunder and the consummation by the Company and the Shareholders of the transactions contemplated by this Agreement will not, to the best of our knowledge (a) contravene any provision of the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, the Shareholders or the Purchased Assets; or (c) breach or result in a default of any Contract;

                  (f) Each of the Transaction Documents is a valid and binding obligation of the Company and the Shareholders, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         Such opinion shall state that it may be relied upon by Nations' lending institutions.

         8.6 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         8.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereby, and which, in the judgment of Nations, makes it inadvisable to proceed with the transactions contemplated hereby.

         8.8 BOARD APPROVAL. The Board of Directors of Nations shall have authorized and approved this Agreement, and the transactions contemplated hereby.

         8.9 DUE DILIGENCE REVIEW. Nations shall have completed its due diligence review of the Company, the Purchased Assets and the Business and its Environmental Assessment of the Company, and in each such case shall be satisfied with the results of such review, audit and assessment.

         8.10 APPROVALS. Nations or the Company shall have received all necessary and material permits, licenses, franchises, consents and approvals of all governmental authorities, lenders, lessors and other third parties, including under the HSR Act. Any applicable HSR Act waiting period shall have expired or been terminated.

         8.11 CLOSING DOCUMENTS. The Company and Shareholders and the other applicable parties shall have executed and delivered the Transaction Documents and such other closing documents necessary to consummate the Acquisition.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholders:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Nations contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Nations shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Nations shall have delivered to the Company and the Shareholders a certificate, dated as of the Closing Date, and signed by an officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed in all material respects.

         9.2 CORPORATE CERTIFICATE. Nations shall have delivered to the Company
(i) copies of the articles of incorporation and bylaws of Nations as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors of Nations authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of Nations issued by the Secretary of State of the State of Delaware as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and
(ii) of this Section as of the Closing Date by the Secretary of Nations as being true, correct and complete.

         9.3 PURCHASE PRICE. At the Closing, Nations shall pay to the Company the Cash Proceeds, the Short Term Promissory Note, the Promissory Note and assume the Assumed Liabilities.

         9.4 OPINION OF COUNSEL. Company shall have received an opinion dated as of the Closing Date from counsel for Nations, in form and substance acceptable to Company, to the effect that:

                  (a) Nations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) Nations has obtained all necessary authorizations and consents of its Board of Directors to consummate the Acquisition and the other transactions contemplated hereby;

                  (c) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by Nations pursuant to ARTICLE IV of this Agreement;

                  (d) The execution and delivery of the Transaction Documents by Nations, the performance by Nations of its obligations hereunder and thereunder and the consummation by Nations' of the transactions contemplated by this Agreement will not, to the best of our knowledge (a) contravene any provision of the articles of incorporation or bylaws of Nations, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Nations or
(c) breach or result in a default of any Contract;

                  (e) Each of the Transaction Documents is a valid and binding obligation of Nations, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         9.5 NO ORDER OR INJUNCTION. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         9.6 APPROVALS. Nations or the Company shall have received approval under the HSR Act. Any applicable HSR Act waiting period shall have expired or been terminated.

         9.7 CLOSING DOCUMENTS. Nations shall have executed and delivered the Transaction Documents and such other closing documents necessary to consummate the Acquisition.


                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 AGREEMENT BY THE COMPANY AND THE SHAREHOLDERS TO INDEMNIFY. The Company and the Shareholders, jointly and severally, agree to indemnify and hold Nations and each of its officers, directors, employees, Affiliates, successors and assigns (collectively, for the purpose of this Section 10.1, "Nations") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Nations arising out of or resulting from (i) any breach of a representation or warranty made by the Company or any of the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or any of the Shareholders in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by the Company or any of the Shareholders pursuant to this Agreement, or (iv) the Company's ownership or operation of the Purchased Assets, the Company's Tanks or the Business prior to Closing, the

Excluded Assets or the Excluded Liabilities, (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Nations shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Company and the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full. Notwithstanding the foregoing, Nations shall not be entitled to any Indemnifiable Damages unless the aggregate of all Indemnifiable Damages exceeds that amount as set forth on
SCHEDULE 10.1 (the "Indemnification Threshold"), in which case Nations shall be entitled to the full amount of such Indemnifiable Damages which exceed the Indemnification Threshold.

         10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Nations, the Company and the Shareholders in this Agreement or pursuant hereto shall survive for a period of two (2) years after the Closing Date, provided that the representations and warranties concerning environmental matters, Taxes and any claim for fraud shall survive until expiration of the applicable statute of limitations. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith.

         10.3 THIRD PARTY ACTIONS. Promptly after receipt by Nations of notice of commencement of any action by a third party which could give rise to Indemnifiable Damages, Nations will, if a claim thereof is to be made against the Company or the Shareholders, notify the Company and the Shareholders of the commencement thereof; PROVIDED, HOWEVER, that the omission to so notify the Company or the Shareholders will not relieve them from any liability which they may have hereunder unless the Company or the Shareholders have been materially prejudiced thereby. The parties agree that with respect to any such third party action Nations shall (i) assume the defense thereof with its own legal counsel,
(ii) provide the Company and the Shareholders with all material information that they request relating to the handling of such claim, (iii) confer with the Company and the Shareholders as to the most cost-effective manner in which to handle such claim, and (iv) use its reasonable efforts to minimize the cost of handling such claim.

         10.4 SET OFF FOR INDEMNIFICATION OBLIGATIONS. Prior to seeking recovery of Indemnifiable Damages from the Company or the Shareholders, Nations shall set off against the Promissory Note the Indemnifiable Damages (the "Set Off Amount"), subject, however, to the following terms and conditions:

                  (a) Nations shall give written notice to the Company and the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Nations claims to have sustained by reason thereof, and (ii) the basis of the claim therefor.

                  (b) Such set off or recoupment shall be effected on the later to occur on the expiration of ten (10) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved.

                  (c) If, prior to the expiration of the Notice of Contest Period, the Company or its Shareholders shall notify Nations in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) days after expiration of such period (the "Resolution Period"), then such dispute shall be resolved in accordance with the arbitration provisions contained in SECTION 10.6.

                  (d) All set offs, recoupments and payments of Indemnifiable Damages pursuant to this Section shall be treated as adjustments to the Purchase Price.

         10.5 NO BAR; WAIVER. If the Set Off Amount is insufficient to set off any claim for Indemnifiable Damages made hereunder (or has been delivered to the Company prior to the making or resolution of such claim), then Nations may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         10.6 ARBITRATION. Notwithstanding anything to the contrary in this Agreement, all claims relating in any way to the Set Off Amount which is in dispute shall be referred to final and binding arbitration, before a committee of three (3) arbitrators (one appointed by the Company, one appointed by Nations and one appointed by the two arbitrators so appointed), under the commercial arbitration rules of the American Arbitration Association and their decision shall be made within forty-five (45) days of being appointed. If the two arbitrators selected by the Company and Nations are unable to reach agreement on selection of the third arbitrator within sixty (60) days after the notice of arbitration is served, then the third arbitrator will be selected by the American Arbitration Association. All documents, materials, and information in the possession of a party to this Agreement and in any way relevant to the claims or disputes shall be made available to the other parties for review and copying not later than sixty (60) days after the notice of arbitration is served. The arbitrators shall NOT have subject matter jurisdiction to decide any issues relating to the statute of limitations, fraud, specific performance and other equitable remedies, and the parties hereby stipulate to stay the arbitration proceeding (without the need of a bond) until any such issues in dispute are resolved. Judgment upon the award rendered by the arbitrator shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, and may be entered in any court of competent jurisdiction.


                                   ARTICLE XI

                             SECURITIES LAW MATTERS

         In addition to the other representations, warranties and covenants set forth herein, as a material inducement to Nations to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders make the following representations, warranties and covenants, as applicable:

         11.1 INVESTMENT INTENT; INFORMATION. The Company and the Shareholders have had the opportunity to discuss the transactions contemplated hereby with Nations and have had the opportunity to obtain such information pertaining to Nations as have been requested, including but not limited to filings made by Nations with the SEC under the Exchange Act. The Company and each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Nations Shares, the Promissory Note and the Short Term Promissory Note. The Nations Shares, Promissory Note and Short Term Promissory Note are collectively referred to in this ARTICLE XI as "Nations Securities".

         11.2 DISPOSITION OF SHARES. The Company and the Shareholders represent and warrant that the Nations Securities being acquired by the Company and the Shareholders hereunder are being acquired and will be acquired for their own respective accounts, and may not be and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Nations with the SEC of any registration statement, offering circular or other document, in which case, the Company and/or the Shareholders shall first supply to Nations an opinion of counsel (which counsel and opinions shall be satisfactory to Nations) that such exception is available, or (b) an effective registration statement filed by Nations with the SEC under the Securities Act. Accordingly, the Company and/or the Shareholders may be required to bear the economic risk of an investment in Nations Securities indefinitely.

         11.3 LEGEND. The Notes and certificates representing the Nations Shares shall bear the following legend:

         THE SHARES [SECURITIES] REPRESENTED BY THIS CERTIFICATE [NOTE] MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Nations may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         11.4 REGISTRATION RIGHTS FOR NATIONS SHARES; FILING OF REGISTRATION STATEMENT. Nations will cause, within three hundred sixty-five (365) days from the Closing Date, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Nations Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Nations Shares whenever such person is the record owner of Nations Shares. Nations will use reasonable efforts to have the Registration Statement become effective and cause the Nations Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable following the filing; provided, however, that Nations shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject.

         11.5 EXPENSES OF REGISTRATION. Nations shall pay all expenses incurred by Nations in connection with the registration, qualification and/or exemption of the Nations Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Nations counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Nations in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Nations shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the Nations Shares.

         11.6 FURNISHING OF DOCUMENTS. Nations shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Nations Shares.

         11.7 AMENDMENTS AND SUPPLEMENTS. Nations shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Nations Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Nations shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, the Holders desire to make sales of Nations Shares, the Holders shall advise Nations in writing and Nations shall advise the Holders whether it considers it appropriate that the Registration Statement be amended, and if so the Holders shall suspend any further sales of the Nations Shares until Nations advises the Holders that the Registration Statement has been amended.

         11.8 DURATION. Nations shall maintain the effectiveness of the Registration Statement until such time as Nations reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Nations Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement.

         11.9 FURTHER INFORMATION. If the Nations Shares owned by a Holder are included in any registration, such Holder shall furnish Nations such information regarding itself as Nations may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Nothing herein stated shall give any Holder the right to cause any such registration to be for an underwritten public offering, and in the event that Nations consents to an underwritten public offering, then Nations shall have the right to approve, in its sole discretion, the selection of any such underwriter by the Holder.

         11.10 SALE OF NATIONS SHARES - LOCKUP. During the period commencing upon the Closing Date and ending twelve (12) months following the Closing Date (the "Registration Effective Date"), no Holder shall directly or indirectly offer for sale, sell, including a short sale or sale against the box, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any Nations Common Stock without Nations' prior written consent.

                                   ARTICLE XII

                                   DEFINITIONS

         12.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

         "Assignment and Assumption Agreement" shall mean the Bill of Sale, Assignment and Assumption Agreement, the form of which is attached as EXHIBIT B hereto.

         "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" of any entity means all obligations (excluding any obligation related to real property) of such entity, as follows: (i) which in accordance with GAAP should be classified upon a balance sheet of such entity as indebtedness, (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, guaranties, letters of credit, or deferred purchase price, including without limitation, accrued and unpaid interest, and prepayment or early termination penalties associated with any of the foregoing, (iii) secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations, (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, (v) the O'Neal Family Obligations, and/or (vi) for remaining payments under any leases (including, but not limited to, equipment leases), or rental purchase options.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, restriction on transfer, right of refusal, preemptive right, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Market Area" shall include those counties in the State of Texas, as set forth on the map attached as SCHEDULE 12.1 with dots in the counties.

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "NYSE" means the New York Stock Exchange.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Permitted Liens" means (i) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property, (ii) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (iii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Liens relating to the Purchased Assets or Assumed Liabilities arising in the ordinary course of business and securing obligations of the Company.

         "SEC" means the Securities and Exchange Commission of the United
States.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

         "Taxes" means all taxes (other than sales taxes for (i) the month within which the Closing Date occurs, and (ii) the month immediately preceding the month in which the Closing Date occurs), fees or other assessments, including, but not limited to, income, excise, property, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         12.2 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XIII

                                   TERMINATION

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Closing; or (b) by Nations in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or
(c) by the Company in the event of a material breach by Nations of any provision of this Agreement; or (d) by Nations in accordance with Section 7.9 if it is not satisfied with its investigation, audit or assessment; or (e) by either Nations or the Company if the Closing shall not have occurred on or before October 30, 1998.

         13.2 EFFECT OF TERMINATION. Except for the provisions of SECTION 7.5,
ARTICLE X, and SECTION 14.3 hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to SECTION 13.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         14.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO NATIONS TO:
                           NationsRent, Inc.
                           450 East Las Olas Blvd. - Suite 1400
                           Ft. Lauderdale, FL 33301
                           Attn: Gene Ostrow
                           Telephone: 954-760-6550
                           Telecopy: 954-760-6565

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One S.E. Third Avenue
                           Miami, FL 33131
                           Attn: Stephen K. Roddenberry, Esq.
                           Telephone: 305-374-5600
                           Telecopy: 305-374-5095

                  (b)      IF TO THE COMPANY OR THE SHAREHOLDERS TO:

                           Don R. O'Neal
                           5310 Normandy
                           Colleyville, Texas  76021
                           Telephone:  817-283-6397
                           Telecopy:  817-831-3618


                           WITH A COPY TO:

                           Law, Snakard & Gambill
                           3200 Bank One Tower
                           500 Throckmorton Street
                           Suite 3200
                           Ft. Worth, Texas  76102
                           Attn:  Rice Tilley, Jr., Esq.
                           Telephone:  817-878-6350
                           Telecopy:  817-878-6335

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         14.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter, amends, restates in its entirety and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter including (i) that certain letter of agreement dated August 24, 1998 between the parties and (ii) that certain asset purchase agreement entered into by the parties as of September 9, 1998. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The Exhibits and Schedules constitute a part hereof as though set forth in full above. Except for the Nations Companies which are intended to be third party beneficiaries of this Agreement, this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

         14.3 EXPENSES. Except as otherwise provided herein, Nations and the Shareholders shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Company shall pay all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred by the Company in connection with the transactions contemplated by this Agreement. Nations and the Shareholders shall each be responsible for their respective HSR filing fees.

         14.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         14.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. The rights and obligations of this Agreement may be assigned by Nations to any successor or subsidiary. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or any of the Shareholders without the prior written consent of Nations.

         14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         14.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         14.8 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         14.9 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         14.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         14.11 WAIVER OF JURY TRIAL. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS
OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED

HEREUNDER, THE PERFORMANCE HEREOF OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES' RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.







                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                           NATIONSRENT, INC., a Delaware corporation


                           By: /s/ Fred Whaley
                               --------------------------------------------
                               Name: FRED WHALEY
                               Title: VICE PRESIDENT



                           RAY L. O'NEAL, INC., a Texas corporation



                           By: /s/ Don R. O'Neal
                               --------------------------------------------
                               Name: DON R. O'NEAL
                               Title: PRESIDENT



                           ARENCO, L.L.C., a Texas limited liability company



                           By: /s/ Don R. O'Neal
                               --------------------------------------------
                               Name: DON R. O'NEAL
                               Title: SOLE MANAGER AND PRESIDENT



                               /s/ Don R. O'Neal
                               --------------------------------------------
                               Don R. O'Neal, individually, as Shareholder



                                /s/ Elizabeth M. O'Neal
                               --------------------------------------------
                               Elizabeth M. O'Neal, individually, as Shareholder



                           O'NEAL REVOCABLE TRUST DATED DECEMBER 29, 1987



                           By: /s/ Ray L. O'Neal
                               --------------------------------------------
                               Ray L. O'Neal, as Co-Trustee



                           By: /s/ Ellen M. O'Neal
                               --------------------------------------------
                               Ellen M. O'Neal, as Co-Trustee

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1                  Promissory Note
EXHIBIT A-2                  Short Term Promissory Note
EXHIBIT B-1                  Form of Employment Agreement
EXHIBIT B-2                  Form of Employment Agreement
EXHIBIT C                    Form of Bill of Sale, Assignment and Assumption Agreement
EXHIBIT D                    List of Employees - Options
EXHIBIT E                    Form of Lease

Schedule 1.1(a)              Inventory of Rental Equipment
Schedule 1.1(b)              Inventory of Merchandise
Schedule 1.1(c)              Other Tangible Personal Property
Schedule 1.1(e)              Assumed Contracts
Schedule 1.1(h)              Receivables
Schedule 1.1(i)              Equipment Leases
Schedule 1.1(j)              Intangible Property
Schedule 1.2(iii)            Excluded Assets-Store #2
Schedule 1.2(iv)             Excluded Assets
Schedule 2.3                 O'Neal Family Obligations
Schedule 2.6                 Allocation of Purchase Price
Schedule 5.4                 Capitalization
Schedule 5.5                 No Violation
Schedule 5.7                 Financial Statements
Schedule 5.8(iii)            Changes Since the Current Balance Sheet Date - Bonuses and Employee
                             Compensation
Schedule 5.8(iv)             Changes Since the Current Balance Sheet Date - Sale of Assets
Schedule 5.9                 Liabilities of the Company, Indebtedness
Schedule 5.10                Litigation
Schedule 5.11                Environmental Matters
Schedule 5.12                Real Estate
Schedule 5.15                Labor and Employment Matters
Schedule 5.16                Employee Benefit Plans
Schedule 5.16(viii)          Employee Benefit Plans - Exceptions to Proper Accounting and Accruals
                             on Company's Books
Schedule 5.17                Tax Matters
Schedule 5.18                Insurance Policies
Schedule 5.20                Permits
Schedule 5.21                Affiliated Transactions
Schedule 5.23                Material Contracts
Schedule 5.25                Top 25 Customers
Schedule 5.26                Bank Accounts
Schedule 5.27                Names
Schedule 7.16                Leases
Schedule 10.1                Indemnification Threshold
Schedule 12.1                Market Area




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